UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) : June 26, 2006
Encysive Pharmaceuticals Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-20117 (Commission File Number)	13-3532643 (IRS Employer Identification No.)

4848 Loop Central Drive, Suite 700, Houston, Texas (Address of principal executive offices)	77081 (Zip Code)
Registrant’s telephone number, including area code: 713-796-8822
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.
     On June 26, 2006, Encysive Pharmaceuticals Inc. (the “Company”) announced changes to the Company’s clinical organizational structure, in keeping with its commercialization-focused strategy.
     Under the revised clinical structure, medical affairs functions will report to George W. Cole, the Company’s Chief Operating Officer; scientific publications and operational management of the Scientific Advisory Board will be led by Richard A.F. Dixon, Ph.D., the Company’s Senior Vice President of Research and Chief Scientific Officer; and clinical development will report to a redefined position, Vice President of Clinical Development. This position will temporarily be filled by Bruce D. Given, M.D., the Company’s President and Chief Executive Officer, until an ongoing search is completed. As a result of the reorganization, Terrance C. Coyne, M.D., Vice President of Clinical Development and Chief Medical Officer, has left the Company. The Company will provide Dr. Coyne with the benefits contained in Section 6.3 of his current employment agreement.
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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCYSIVE PHARMACEUTICALS INC. (Registrant)
Date: June 26, 2006	/s/ Paul S. Manierre
Paul S. Manierre
Vice President and General Counsel